UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Sotherly Hotels Inc.

(Exact name of registrant as specified in its charter)

Maryland	20-1531029
(State of incorporation or organization)	(IRS Employer Identification No.)

Sotherly Hotels LP

(Exact name of registrant as specified in its charter)

Delaware	20-1965427
(State of incorporation or organization)	(IRS Employer Identification No.)

410 W. Francis Street

Williamsburg, Virginia 23185

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.25% Senior Unsecured Notes Due 2021 of Sotherly Hotels LP, Fully and Unconditionally Guaranteed by Sotherly Hotels Inc.	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-220369 and 333-220369-01

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrants’ Securities to be Registered.

The description of the 7.25% Senior Unsecured Notes due 2021 of Sotherly Hotels LP (the “Operating Partnership”), fully and unconditionally guaranteed by Sotherly Hotels Inc. (collectively with the Operating Partnership, the “Registrants”), registered hereby is incorporated by reference from the “Description of the Notes and Guarantee” in the Registrants’ prospectus supplement filed with the Securities and Exchange Commission (the “Commission”) on February 9, 2018 pursuant to Rule 424(b)(5) under the Securities Act of 1933 and under the heading “Description of Debt Securities and Related Guarantees” in the accompanying prospectus that constitutes a part of the Registrants’ Form S-3 (Registration Nos. 333-220369 and 333-220369-01), filed with the Commission on September 7, 2017 and declared effective by the Commission on September 20, 2017.

Item 2.	Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of February 12, 2018, among Sotherly Hotels Inc., Sotherly Hotels LP and Wilmington Trust, National Association (incorporated by reference to Exhibit 4.1 to the Registrants’ Form 8-K filed on February 12, 2018).

4.2	First Supplemental Indenture, dated as of February 12, 2018, among Sotherly Hotels Inc., Sotherly Hotels LP and Wilmington Trust, National Association (incorporated by reference to Exhibit 4.2 to the Registrants’ Form 8-K filed on February 12, 2018).

4.3	Form of 7.25% Senior Unsecured Notes due 2021 (included as Exhibit A to the First Supplemental Indenture filed as Exhibit 4.2 to the Registrants’ Form 8-K filed on February 12, 2018 and incorporated by reference hereto).

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

Date: February 12, 2018

SOTHERLY HOTELS LP,

by its General Partner,
SOTHERLY HOTELS INC.

By:	/s/ David R. Folsom
Name:	David R. Folsom
Its:	President and Chief Operating Officer

SOTHERLY HOTELS INC.

By:	/s/ David R. Folsom
Name:	David R. Folsom
Its:	President and Chief Operating Officer